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                       EXHIBIT (i)
        PITNEY BOWES INC. DIRECTORS' STOCK PLAN
               AMENDED AND RESTATED 1997


     1. PURPOSE AND EFFECTIVE DATE OF PLAN: This plan shall be known as the Pitney Bowes Inc. Directors'
Stock Plan.  The purpose of this plan is to enable
Pitney Bowes Inc. (the "Company") to attract and retain persons of outstanding competence to serve as directors of the Company by paying such persons a portion of their compensation in stock of the Company pursuant to the terms of this plan. The plan shall become effective on the date the plan is initially approved by the stockholders of the Company.

     2.   STOCK AVAILABLE FOR THE PLAN: An aggregate of
200,000 shares of Common Stock, $2 par value per share, of the Company ("Common Stock"), after giving effect to the stock split in 1992, shall be available for issuance pursuant to the provisions of this plan. Such shares shall be authorized and unissued shares or shares which have been reacquired by the Company.

     3.   ELIGIBILITY FOR PARTICIPATION IN PLAN:
Persons who serve as directors of the Company and who are not "employees" of the Company or its subsidiaries within the meaning of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA") shall be considered "Eligible Directors" for purposes of this plan. It is intended that all Eligible Directors participate in the plan.

     4.   AWARDS OF RESTRICTED STOCK: Each Eligible
Director then serving as a director of the Company shall receive an award of 700 restricted shares of Common Stock on the date of the first meeting of directors after each annual stockholders meeting
(including the first meeting of directors after this plan is approved).

     5.   TRANSFER RESTRICTIONS, REMOVAL OF
RESTRICTIONS, AND TERMS AND CONDITIONS OF AWARDS OF
RESTRICTED STOCK: (a) Each participant shall have the right to receive all dividends and other distributions made with respect to the shares registered in his or her name and shall have the right to vote or execute proxies with respect to such registered shares. The
Company may elect to record the ownership of the shares in book entry form or issue certificates representing the shares. The Company may elect to have the Treasurer of the Company retain possession of the certificates of restricted shares for the benefit of Eligible Directors, until the provisions of the plan relating to removal of the restrictions have been satisfied.

     (b) Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred by the Eligible Director unless and until all of the transfer

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restrictions imposed by this plan have been removed
pursuant to the provisions of this plan.

     (c) Awarded shares shall remain subject to the plan's restrictions prohibiting sale or transfer of such shares until the later of (i) the termination of the Eligible Director's services as a director of the Company or, if earlier, the occurrence of a "Change of Control" (as defined below) or (ii) for a period of six
(6) months after the award of such restricted shares.
Notwithstanding any other provision of this plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

     6. STOCK OPTIONS. Each Eligible Director who elects to defer cash compensation for serving as director in accordance with the terms of the Pitney
Bowes Inc. Deferred Incentive Savings Plan for the
Board of Directors (the "Directors' Deferral Plan"), and who selects the Pitney Bowes Stock Option return on such deferred amount, shall be granted a stock option under the terms of this Section 6 (an "Option").

     (a) Each Option shall represent the right to purchase a number of shares of Common Stock determined by (i) dividing the deferred amount by the per share
Fair Market Value, as hereinafter defined, of the Common Stock on the date the deferred compensation would otherwise have been paid (the "Date of Grant") and (ii) multiplying the result times two; provided, however, that the method for determining the number of shares subject to Options may be modified from time to time by the Board.

     (b) The exercise price of each Option shall be the per share Fair Market Value on the Date of Grant.

     (c) The duration of the Option shall be
coextensive with the deferral period selected by the Eligible Director in respect of his or her deferred compensation relating to the Option.

     (d) Options will not be exercisable until the third anniversary of the Date of Grant, at which time they will become exercisable in full. Notwithstanding the foregoing, all Options will become exercisable in full in the event of a Change of Control, as hereinafter defined.

     (e) If an Eligible Director ceases to serve as a director, all Options held by such Eligible Director that are not exercisable at the time of such cessation will be forfeited. Upon termination of service as a director, any Option held by the

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affected director that
is exercisable at the time of such termination shall be exercisable for three months following the date of such termination. Notwithstanding the foregoing, if an Eligible Director shall die while serving as a director or during the three month period after termination of service as a director, any Option held by the deceased
Eligible Director that is exercisable at the time of death shall remain exercisable by such Eligible
Director's legal representative for one year following the date of death.

     (f) Fair Market Value shall mean fair market value, as determined by such methods or procedures as shall be established from time to time by the Board.

     7. DEFERRED SHARES. Each Eligible Director who has elected to defer cash compensation for serving as a director in accordance with the terms of the Directors'
Deferral Plan, and who has selected the Pitney Bowes
Phantom Share Fund return on such deferred amount, shall, at the time such deferred amounts are to be paid or distributed in accordance with the terms of the Directors' Deferral Plan, receive shares of Common
Stock or the value thereof under the terms of this
Section 7 ("Deferred Shares").  The number of Deferred
Shares distributed to an Eligible Director shall be equal to the number of shares credited to the Deferral
Account, as defined in the Directors' Deferral Plan, of such Eligible Director at the time such Eligible
Director becomes entitled to a distribution thereof in accordance with the terms of the Directors' Deferral
Plan. Each such Deferred Share shall be distributed in the form of one share of Common Stock, or, at the election of the Board, an amount in cash equal to the Fair Market Value thereof at the time of such distribution, or any combination of shares and cash value; provided; however, that no fractional shares shall be distributed in kind. Notwithstanding any other provision of this Section 7, all Deferred Shares shall be distributed upon the occurrence of a Change in Control.

     8.   CHANGE OF CONTROL.  For purposes of this
Plan, a "Change of Control" shall be deemed to have occurred if:
          (a)  There is an acquisition, in any one
transaction or a series of transactions, other than from the Company, by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
Act) of 20% or more of either the then-outstanding shares of Common Stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries; or any employee benefit plan (or related trust) of the Company or its subsidiaries; or any corporation with respect to which, following such acquisition, more than 50% of the then-outstanding shares of Common Stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the

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beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then-outstanding shares of Common Stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

          (b)  individuals who, as of September 12,
1988 constitute the Board of Directors (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 12, 1988, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or

          (c) There is an approval by the stockholders of the Company of (1) a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of Common
Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (2) a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.
"Change of Control" provisions only apply if Pitney
Bowes Inc. is subject to a "Change of Control."

     9. AMENDMENT OR TERMINATION OF PLAN: The Company reserves the right to amend, modify or terminate this plan at any time by action of its Board of Directors, provided that such action shall not adversely affect any Eligible Director's rights under the provisions of this plan with respect to awards of restricted stock, Options or Deferred Shares which were made prior to such action.

     10.  NONTRANSFERABILITY:  Options and Deferred
Shares prior to distribution thereof shall not be transferable except by will or the laws of descent and distribution, and during the holder's lifetime, Options may be exercisable only by such holder.


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     11.  ADMINISTRATION OF PLAN: This plan shall be
administered by the Nominating and Organization Affairs
Committee of the Board of Directors or any successor committee having responsibility for the remuneration of the directors (hereinafter referred to as the "Administrator"). All decisions which are made by the Administrator with respect to interpretation of the terms of the plan, or with respect to any questions or disputes arising under this plan, shall be final and binding on the Company and on the Eligible Directors and their heirs or beneficiaries.

     12. RECAPITALIZATION: In the event of any change in the number or kind of outstanding shares of Common
Stock of the Company by reason of a recapitalization, merger, consolidation, dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, the Board of Directors of the Company will make appropriate adjustments in the number of shares available for delivery pursuant to the provisions of this plan, the number of shares to be awarded to each Eligible Director under Section 4, and in the number of shares, exercise price and any other affected provisions of any Options or Deferred Shares outstanding under the plan, to prevent enlargement or diminution of the benefits intended to be granted under the plan.